NOTICE OF WITHDRAWAL OF TENDER
OF
2.50% CONVERTIBLE SENIOR NOTES DUE 2012
OF
ENCYSIVE PHARMACEUTICALS INC.
CUSIP Numbers: 29256XAA5 and 29256XAB3*
Pursuant to the Fundamental Change Notice and Offer to Purchase
Dated April 30, 2008
     This Notice of Withdrawal relates to the purchase by Encysive Pharmaceuticals Inc., a Delaware corporation (the “Company”), of its 2.50% Convertible Senior Notes Due 2012 (the “Notes”) at the option of the holders (the “Put Option”) pursuant to the terms and conditions of the Indenture (the “Indenture”), dated as of March 16, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and as set forth in Section 5 of the Fundamental Change Notice and Offer to Purchase dated April 30, 2008 (the “Fundamental Change Notice”). The Company has appointed the Trustee as paying agent (the “Paying Agent”) and conversion agent (the “Conversion Agent”) in connection with the Notes.
     Unless already accepted by the Company for payment pursuant to the Put Option and related offer to purchase, Notes tendered for purchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on Friday, June 13, 2008 (the date which is 44 days after the date of the Fundamental Change Notice) by holders who submit to the Paying Agent this completed and signed Notice of Withdrawal. You bear the risk of untimely withdrawal of previously tendered Notes. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on Friday, June 13, 2008.
The Paying Agent for the Put Option and related offer to purchase is:
THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Hand or Overnight Delivery:	By Facsimile for Eligible	By Registered or Certified Mail:
Institutions:
The Bank of New York Corporate Trust Department 101 Barclay Street — 7E New York, New York 10286 Attention: Reorganization Division	(212) 298-1915 To Confirm By Telephone or For Information: 212-815-5098	The Bank of New York Corporate Trust Department 101 Barclay Street — 7E New York, New York 10286 Attention: Reorganization Division
     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the accompanying Fundamental Change Notice and Letter of Transmittal relating to the Company’s obligation to purchase, at the option of the holder thereof, the Notes at the Fundamental Change Purchase Price equal to, for each $1,000 principal amount of the Notes, 100% of the principal amount, together with accrued and unpaid interest to, but excluding the Fundamental Change Purchase Date, subject to the terms and conditions of the Indenture and the Notes.
     This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw Notes tendered pursuant to the Put Option and related offer to purchase if delivery of such Notes has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company

*	No representation is made as to the accuracy of any CUSIP numbers.

(“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Tender Notes for Purchase” in the Fundamental Change Notice. The Trustee has informed the Company that, as of the date of the Fundamental Change Notice, all custodians and beneficial holders of the Notes held the Notes through DTC accounts and that there were no certificated Notes in non-global form. Accordingly, all Notes previously tendered for purchase must be withdrawn pursuant to the withdrawal procedures of DTC.
Ladies and Gentlemen:
     The undersigned hereby withdraws the undersigned’s tender for purchase to Encysive Pharmaceuticals Inc. of the Notes described below, which Notes were previously tendered for purchase pursuant to the Put Option and related offer to purchase.
     The undersigned understands that the withdrawal of Notes previously tendered for purchase effected by this Notice of Withdrawal may not be rescinded and that such Notes will no longer be deemed to be validly tendered for purchase. Such withdrawn Notes may be retendered for purchase only by following the procedures for tendering set forth in the accompanying Fundamental Change Notice and Letter of Transmittal.
     All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
* * *

DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)(1)	Notes Being Withdrawn (Attach additional signed list, if necessary)

Principal Amount Represented by Notes

Total Amount Being Withdrawn

(1)	Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

METHOD OF DELIVERY
☐	CHECK HERE IF THE NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:
DTC Account Number:
Contact Person:
Address:
Telephone (with international dialing code):
Facsimile (with international dialing code):
Date Tendered:
Transaction Code Number:

SIGN HERE
(To Be Completed by All Registered Holders of Notes Being Withdrawn)
Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Notes by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.
(Signature(s) of Registered Holder(s) or Authorized Signatory)
Date:                     , 2008
Name(s):
(Please Print)
Capacity:
Area Code(s) and Telephone Number(s):

The Guarantee Below Must Be Completed.

GUARANTEE OF SIGNATURE(S)
Authorized Signature:
Name:
Title:
Name of Eligible Institution:
Address:
Area Code and Telephone Number:
Date:                     , 2008

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